QSOUND LABS, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (“Committee”) is appointed by the Board of Directors. The Committee’s primary functions and responsibilities are to:

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Fulfill the Committee’s oversight responsibility with respect to the Company's accounting and reporting  processes and the audits of the financial statements.

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Monitor the integrity of the Company’s financial reporting process and system of internal control over financial reporting and accounting compliance.

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Monitor the Company’s compliance with applicable legal and regulatory requirements affecting financial reporting.

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Be directly responsible for overseeing the work of the external auditor which includes monitoring their independence and performance.

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Provide an avenue for effective communication among the audit committee, external auditor, management and the Board of Directors.

In order to fulfill these functions and responsibilities the Committee has the authority to conduct any appropriate investigation, has direct access to the external auditor and employees of the Company. The Committee has the authority to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Organization

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The Committee will consist of not less than three members appointed by the board.

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Each Committee member must be independent of management of the Company and free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a committee member.  All members of the Committee must also qualify as independent under all relevant Canadian securities, SEC and Nasdaq Stock Market rules and regulations.

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Each Committee member must be financially literate. Financially literate means being able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement.

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At least one member of the Committee will have a background in financial reporting, accounting or auditing which results in the member’s financial sophistication.

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The Board will appoint one of the members of the Committee as Chairperson.

Meetings

Meetings of the Committee will be held at least quarterly, corresponding with the Company’s financial reporting cycle, and at such other times as required by the Committee Chairperson, or by a majority of the members of the Committee.

The Committee Chairperson will prepare an agenda, in consultation with management, other committee members and the external auditors, in advance of each meeting. The agenda, together with supporting materials, will be circulated sufficiently in advance of the meeting to allow members an appropriate period of time to prepare for the meeting.

The Committee will invite the Chief Executive Officer, Chief Financial Officer, internal legal counsel, Controller, the external auditor, and such other persons whose attendance is appropriate to the matters under consideration, to attend each Committee meeting.

During each Committee meeting, if appropriate, an “in camera session” will be held to discuss privately any matters of interest or concern to the members.

Key responsibilities and duties

The Committee shall be responsible for the following specific matters:

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Accounting policies:

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Review the Company’s critical accounting policies and all major issues regarding accounting principles and financial statement presentations.

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Review major changes to the Company’s accounting policies and practices.

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Review and consider with the external auditor critical accounting policies and practices, alternate treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosure, the treatment preferred by the external auditor and all other material written communications between the external auditor and the management of the Company.

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Review with the external auditor and management the extent to which changes or improvements in financial or accounting practices, as previously reported, have been implemented.

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Financial reporting process and financial statements:

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Review and discuss with management and the external auditor the Company’s quarterly and annual financial statements, MD&A, Annual Report on Form 20-F and annual and interim press releases before they are publicly disclosed by the Company and recommend their approval by the board of directors.

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Periodically review the Company’s procedures for public disclosure of financial information extracted or derived from the Company’s financial statements.

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On an ongoing basis review all related party transactions for potential conflicts of interest, material off balance sheet transactions and contingent liabilities.

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Inquire as to the integrity of the Company’s financial reporting processes (internal and external), and any major issues regarding the adequacy of internal control.

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Review significant accounting and reporting issues, which shall include complex or unusual transactions and highly judgmental areas.

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Review any recent professional and regulatory pronouncements and establish their impact on the financial statements.

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Review liquidity, capital resources issues.

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Discuss with the external auditors matters that generally accepted auditing standards in Canada require to be communicated with the Committee. This shall include: auditors responsibility; weaknesses in internal control; fraud, illegal acts and related party transactions; significant accounting principles and policies; management judgments and accounting estimates; significant audit adjustments; significant unadjusted audit differences; disagreement with management; consultation with other accountants by management; major issues discussed with management that influence audit appointment; and difficulties encountered in performing the audit.

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Following completion of the annual audit and interim reviews, review with the external auditor and management any audit problems, significant issues, concerns or difficulties that arose that have been subsequently resolved together with those that remain unresolved. This shall include key accounting and audit judgments, misstatements identified and explanations for those misstatements that remain unadjusted.

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Oversee the resolution of disagreements between management and the external auditor regarding financial reporting.

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Discuss with the external auditor the quality and acceptability of the Company’s accounting principles.

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External auditor

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The external auditor will report directly to the Committee.

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Be responsible for the selection, appointment, compensation, retention, termination and oversight of the Company’s external auditor, and recommend to the board the nomination of the external auditor for approval by the shareholders.

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Approve in advance, in accordance with the Company’s Pre-Approval Policy as may be amended form time to time, any non-audit service that the external auditor renders to the Company. This includes establishing which non audit services the external auditor is prohibited from providing.

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Prior to commencement of the annual audit review with the external auditor the proposed audit plan and scope of work.

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Consider, assess and report to the board the independence and performance of the external auditor. Review and discuss with the external auditor the written report that the external auditor is required to deliver to the Committee regarding the external auditor’s independence, discuss with the external auditor its independence, and take appropriate action in response to the external auditor’s report concerning independence.

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Review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the Company’s present and former external auditors.

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Internal controls and risk management

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Receive and review the interim and annual CEO and CFO certifications filed with securities regulatory authorities.

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Review with management and the external auditor the effectiveness of the Company’s internal controls to ensure the Company is in compliance with legal and regulatory regulations and the Company’s policies.

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Discuss with management and the external auditor the design, implementation and effectiveness of the Company’s internal controls over financial reporting, and the significant financial risk exposures facing the Company and the steps management has taken to monitor and control such exposures.

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Legal compliance

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Review with the Company’s counsel any legal matters that could have a significant impact upon the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and any inquiries received from regulators or government agencies.

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Additional responsibilities

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At least annually, review and reassess this Charter and, if appropriate, recommend changes to the Board.

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Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.

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Establish a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters

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Review and monitor, as appropriate, unless already being reviewed by the Board, any compliance programs and corrective actions regarding any deficiencies noted by auditors or examiners as well as significant findings of any examination by regulatory authorities or agencies and corrective actions regarding any deficiencies noted in regulatory examinations.

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Conduct or authorize such inquiries into matters within the Committee’s scope of responsibility as the Committee deems appropriate.

Board Authority

By adopting this Charter, the Board delegates to the Committee full and exclusive authority to:

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Perform each of the responsibilities of the Committee described above.

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Appoint a Chairman of the Committee.

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Engage outside counsel and other advisers as the Committee determines necessary to carry out its responsibilities.

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Cause the officers of the Company to provide such funding as the Committee will determine to be appropriate for payment of compensation to the Company’s  external auditor and any legal counsel or other advisers engaged by the Committee.

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Obtain advice and assistance from internal legal or other advisors.

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 Approve the Company’s interim financial statements and interim MD&A.

Effective August 8, 2007